UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 21, 2020

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E. Arizona Biltmore Circle, Suite C237
Phoenix, AZ 85016
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Information.

Execution of Securities Purchase Agreement; Acquisition of Deluxe Sheet Metal, Inc.

On February 21, 2020, Alpine 4 Technologies Ltd., a Delaware corporation (the “Company”) and its Holding Subsidiary A4 Construction Services, Inc., completed its acquisition of Excel Fabrication, LLC., an Idaho Limited Liability Company (“EFL”), and Mark Bell (the “Seller”).

Securities Purchase Agreement

Pursuant to a securities purchase agreement (the “SPA”) among the Company and the Seller, the Company acquired all of the outstanding LLC membership interest of EFL, for the consideration and on the terms and subject to the conditions set forth in the SPA.

The total purchase price was $5,500,000 (the “Purchase Price”), which is the sum of the cash paid at closing (the “Cash Consideration”), by wire transfer of immediately available funds to the accounts designated by Seller, and promissory notes (the “Promissory Note Consideration”), also delivered at closing.

The Cash Consideration consisted of $2,600,000, plus $600,000 of future Accounts Receivables that were over 90 days aged, plus the addition of working capital, less any Long-Term Liability (as defined in the SPA) of EFL satisfied at Closing, as set forth in the SPA, but not less certain liabilities, as set forth in the SPA.  The Seller and Parties also signed an Amendment (“Amendment”) to the SPA to tranche the Cash payment into two payments the first for $1,780,000 paid at close and the second to be paid on or before 02-28-2020 for $820,000.  Additionally, the Note Consideration consisted of a secured promissory note issued in favor of Seller only, by the Company, EFL, and shall consist of (i) a Secured Promissory Note to Mark Bell in the amount of $2,300,000.00 (“Note ”), in the form set forth in an exhibit to the SPA, secured by a subordinated security interest in the assets listed in a related security agreement (the “Security Agreement”) (discussed below). The parties to the SPA agreed that the Company has the right to change the senior lender from time to time while Note remain unpaid so long as at all times, there is no breach or default or Event of Default under the Notes, the SPA, or the other transaction documents.

Promissory Notes; Security Agreement; Subordination Agreement

The Company, EFL, issued the Note to the Seller.  The terms of the Notes are as follows: Note is in the amount of $2,300,000 accrues at 4.25% interest only for 48 months.  Note 1 is due February 21st, 2024, and the obligations of the Company, EFL, and under the Note are secured by a subordinated security interest granted pursuant to the security agreement entered into by the parties.

In connection with the SPA and the Note, the Company, EFL (collectively, the “Note Parties”), and the Seller entered into a Security Agreement, pursuant to which the Note Parties agreed to grant to the Seller a subordinated security interest in certain collateral set forth in the Security Agreement.  Pursuant to the Security Agreement, the collateral includes, but is not limited to the equipment, accounts receivable, tools, parts, inventory, and commingled goods relating to the foregoing property, customer accounts, intellectual property, and investment property of EFL (collectively, the “Collateral”).

The Note Parties and the Seller also entered into a Subordination Agreement with the Senior Lender, wherein the Note Parties acknowledged the senior security interest of the Senior Lender in the Collateral, and agreed to not enforce or assert any of their rights to the Collateral under the Security Agreement until the Senior Lender confirms that the Note Parties have paid in full the senior indebtedness owing to the Senior Lender.  The Subordination Agreement also contained standard terms and conditions.

Consulting Services Agreement

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Purchase Agreement

10.2	Secured Promissory Note - $2,300,000

10.3	Security Agreement

10.4	Amendment to Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: February 24, 2020